EXHIBIT 10.10
                                                                   -------------

--------------------------------------------------------------------------------


                     LEASEHOLD MORTGAGE, SECURITY AGREEMENT,
                               ASSIGNMENT OF RENTS
                                       and
                               FINANCING STATEMENT


                                     between


                            ABLE LABORATORIES, INC.,
                                  as Mortgagor


                                       and


                   NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY,
                                  as Mortgagee



                                   Dated as of

                                  June 1, 1999

--------------------------------------------------------------------------------

Record and return to:
Jacqueline P. Shanes, Esq.
McCarter & English, LLP
Four Gateway Center
Newark, New Jersey   07102

                                TABLE OF CONTENTS

(This Table of Contents is for convenience of reference only and is not a part of the Leasehold Mortgage, Security Agreement, Assignment of Rents and Financing Statement.)


                                                                           Page
                                                                           ----
ARTICLE I DEFINITIONS........................................................2
         Section 1.01.  Terms Defined Above..................................2
         Section 1.02.  Definitions..........................................2
         Section 1.03.  Interpretations......................................5
         Section 1.04.  References, etc......................................6
         Section 1.05.  Incorporation of Certain Definitions
                        by Reference.........................................6
         Section 1.06.  Accounting Terms and Determinations:
                        Incorporation of UCC Definitions.....................6

ARTICLE II GRANT OF INTEREST AND ASSIGNMENT OF MORTGAGE......................7
         Section 2.01.  Grant of Interest....................................7
         Section 2.02.  Assignment of Mortgage...............................7

ARTICLE III REPRESENTATIONS AND WARRANTIES...................................8
         Section 3.01.  Warranties of Title..................................8
         Section 3.02.  Lien of this Mortgage................................8
         Section 3.03.  Financings...........................................8
         Section 3.04.  Impositions and Other Payments.......................8

ARTICLE IV COVENANTS AND OBLIGATIONS OF THE MORTGAGOR.......................10
         Section 4.01.  Defects in Title....................................10
         Section 4.02.  Maintenance and Repair..............................10

ARTICLE V EVENTS OF DEFAULT; REMEDIES.......................................11
         Section 5.01.  Event of Default....................................11
         Section 5.02.  Remedies............................................12
         Section 5.03.  Application of Proceeds.............................14
         Section 5.04.  Delivery of Possession..............................14
         Section 5.05.  Appointment of Receiver.............................15
         Section 5.06.  Remedies Cumulative. Concurrent
                        and Non-Exclusive...................................15
         Section 5.07.  No Conditions Precedent to Exercise
                        of Remedies.........................................15
         Section 5.08.  Extension, Rearrangement or Renewal of
                        the Amounts Due under the Agreement.................16
         Section 5.09.  Waiver of Redemption, Notice and Marshalling
                        of Assets...........................................16
         Section 5.10.  Repayment of Expenses...............................16

ARTICLE VI SECURITY AGREEMENT...............................................17

         Section 6.01.  Security Agreement..................................17
         Section 6.02.  Fixture Filing......................................17
         Section 6.03.  Security Agreement: Remedies........................17

ARTICLE VII ASSIGNMENT OF RENTS.............................................20
         Section 7.01.  Assignment of Rents.................................20
         Section 7.02.  Rights of the Mortgagor's Limited License...........20
         Section 7.03.  Enforcement of Rents................................20
         Section 7.04.  Suits and Attornment................................21
         Section 7.05.  Conflict............................................21
         Section 7.06.  Assignment of Rents; Remedies.......................21

ARTICLE VIII ENVIRONMENTAL REPRESENTATIONS AND COVENANTS....................23
         Section 8.01.  Definitions.........................................23
         Section 8.02.  Representations and Warranties......................23
         Section 8.03.  Covenants...........................................26
         Section 8.04.  Indemnities.........................................28
         Section 8.05.  General.............................................30

ARTICLE IX MISCELLANEOUS PROVISIONS.........................................31
         Section 9.01.  Construction Mortgage...............................31
         Section 9.02.  No Obligation of the Mortgagee......................31
         Section 9.03.  Mortgagor's Attorney-in-Fact........................31
         Section 9.04.  Damage, Destruction, Condemnation
                        and Eminent Domain..................................32
         Section 9.05.  No Waiver by the Mortgagee..........................32
         Section 9.06.  Satisfaction........................................32
         Section 9.07.  Notices.............................................32
         Section 9.08.  Amendment and Waiver................................33
         Section 9.09.  Payment of Costs and Expenses of Mortgagee..........33
         Section 9.10.  Taxation of the Amounts Due Under Agreement
                        and Mortgage........................................33
         Section 9.11.  No Credit for Taxes.................................34
         Section 9.12.  Due on Sale; Assignability..........................34
         Section 9.13.  Severability........................................34
         Section 9.14.  Governing Law.......................................34
         Section 9.15.  Future Advances.....................................35
         Section 9.16.  Headings............................................35
         Section 9.17.  Entire Agreement....................................35
         Section 9.18.  Time of the Essence.................................35
         Section 9.19.  Further Action By Mortgagor.........................35
         Section 9.20.  Advances by Mortgagee...............................35
         Section 9.21.  Invalid Provision Disregarded.......................35
         Section 9.22.  Inspection and Repairs by the Mortgagee.............35
         Section 9.23.  Assignment..........................................36

SCHEDULE 8.02..............................................................S-1

EXHIBIT A..................................................................A-1

                     LEASEHOLD MORTGAGE, SECURITY AGREEMENT,
                   ASSIGNMENT OF RENTS AND FINANCING STATEMENT


         THIS LEASEHOLD MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND FINANCING STATEMENT (this "Mortgage") dated as of June 1, 1999, is entered into between ABLE LABORATORIES, INC., a corporation organized and existing under the laws of the State of Delaware and duly qualified to transact business in the State of New Jersey (the "Mortgagor") and the NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY, a public body corporate and politic and a political subdivision of the State of New Jersey (the "Mortgagee" or the "Authority").


                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Mortgagor has requested the assistance of the Mortgagee in financing the acquisition of machinery and equipment for an existing manufacturing facility located in South Plainfield, New Jersey (the "Project"); and

         WHEREAS, to finance the costs of the Project, including (i) the funding of a debt service reserve fund for the Bonds (defined below), (ii) the funding of a lease reserve fund and (iii) the payment of a portion of the issuance costs for the Bonds incurred by the Mortgagor in connection with the proposed financing, the Authority has authorized the issuance of its Industrial Development Revenue Bonds (Able Laboratories, Inc. Project) Series 1999A, in the aggregate principal amount of $1,700,000 (the "Series 1999A Bonds") and its Industrial Development Revenue Bonds (Able Laboratories, Inc. Project) (Taxable) Series 1999B, in the aggregate principal amount of $300,000 (the "Series 1999B Bonds" and collectively with the Series 1999A Bonds, the "Bonds"); and

         WHEREAS, the Bonds are to be issued under and secured by a Trust Indenture dated as of June 1, 1999 (as amended and supplemented from time to time, the "Indenture") with U.S. Bank Trust National Association, in Phoenix, Arizona (together with its successors, the "Trustee") pursuant to which the Bonds will be issued; and

         WHEREAS, the Authority has entered into a Loan Agreement, dated as of June 1, 1999 (as may be from time to time amended, the "Agreement"), with the Mortgagor under which the Authority will lend the proceeds of the Bonds to the Mortgagor to be used to finance the costs of the Project, and the Mortgagor will agree to repay the loan at the times and in the installments sufficient to provide the Authority with money to pay the debt service on the Bonds; and

         WHEREAS, the Mortgagor, to secure the Bonds and its obligations under the Agreement, will execute and deliver to the Authority, and the Authority will assign to the Trustee, this Mortgage granting (i) a first mortgage lien on the Mortgagor's leasehold interest in the Facility (as hereinafter defined), (ii) a first security interest in the Borrower's Equipment (as such term is defined in the Uniform Commercial Code as in effect in the State) financed with proceeds of the Bonds, subject to the Permitted Encumbrances and (iii) a subordinate security interest in Accounts, Chattel Paper, Gross Revenues, Documents, Equipment of the Borrower not financed with proceeds of the Bonds, General Intangibles, Instruments and Inventory (as such terms are defined in the Uniform Commercial Code as in effect in the State), subject to Permitted Encumbrances.

         NOW, THEREFORE, in consideration of the premises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor agrees as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01. Terms Defined Above. As used in this Mortgage, the terms defined in the preamble and recitals hereof shall have the meanings indicated therein. Capitalized terms not defined herein shall have the meanings given to them in the Agreement and the Indenture.

                  Section 1.02. Definitions. As used herein the following terms shall have the respective meanings set forth or referred to below.

                  "Business Day" means any day other than (a) a Saturday or Sunday, (b) a day on which commercial banks in the city in which the corporate trust office of the Trustee from which payment on the Bonds will be made is located are authorized by law to close or (c) a day on which the New York Stock Exchange is closed.

                  "Capital Additions" means all capital improvements to the Facility; all Fixtures, furnishings and equipment which the Mortgagor may certify in writing to be useful and desirable in connection with the operation of the Facility; and the restoration, reconstruction or replacement of buildings, equipment or other property damaged or destroyed by fire or other casualty.

                  "Collateral" is defined in Section 6.01 of this Mortgage.

                  "Default Rate" means a per annum rate equal to the Trustee's prime rate plus two percent (2%); provided, however, that if such rate is determined to be unenforceable by a court of law, the Mortgagor shall pay actual damages to the Mortgagee, which shall include, but shall not be limited to, the loss of use of the unpaid portion of the Note and the administrative costs of monitoring the default by the Mortgagor. Such administrative costs include, but are not limited to, attempts to contact the Mortgagor via written and letter correspondence, generating and reviewing delinquency reports, evaluating the delinquent account, evaluating the credit file, entering relevant information into the Mortgagee's file and/or computer, relaying information to management and different departments, notifying and reporting to management and different departments, and the like.

                  "Environmental Report" means the Phase I Environmental Site Assessment dated July 31, 1996 and prepared by Recon Environmental Corp.

                  "Event of Default" is defined in Section 5.01 hereof.

                  "Facility" means the Land and any buildings and improvements located on the Land, including the Project and any Capital Additions, and including, without limiting the generality of the foregoing, all buildings, structures, Fixtures, furnishings, equipment and other related facilities, real, personal and mixed, all personal property owned or leased by the Mortgagor, and all franchises, land, rights-of-way, privileges, easements, licenses, rights and any other interests in property used or useful in connection with or incident to such facilities.

                  "Fixtures" means all goods, fixtures, furnishings, building materials, and equipment owned by the Mortgagor now or hereafter attached to or installed or placed in or about the Facility for use as part thereof or in conjunction with the use and occupancy of the Facility, including, but not limited to, all materials, supplies, equipment, apparatus, tracks, ramps, loading platforms, machinery, motors, elevators, escalators, fittings, doors, windows, signs, pylons, screening, awnings, shades, blinds, carpet, floor coverings, draperies, furnaces, boilers, gas and oil and electric burners and heaters, ducts, vents, hoods, flues and registers, hot water heaters, sinks, stoves, ovens, cabinets, countertops, refrigerators, heating, cooling and air conditioning equipment, fans, ventilators, wiring, panels, all lighting fixtures and globes and tubes, time clocks, and other electrical equipment, all television and radio antenna systems, including satellite dish antennas, and all plumbing and plumbing fixtures and equipment, sprinklers and sprinkler equipment, and all trees, plants, shrubs and other landscaping, all of which are and shall be deemed to be a permanent accession to the Facility, and all recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities on the Land to the extent they are owned by the Mortgagor whether or not situated in easements, together with all accessions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof.

                  "General Intangibles" means all intangible personal property, including things in action, now owned or hereafter acquired by the Mortgagor relating to the Facility, other than goods, accounts, chattel paper, documents, instruments and money of the Mortgagor and includes, without limitation, all (i) letters of credit, bonds, guaranties, purchase or sales agreements and other contractual rights (whether similar or dissimilar), rights to performance, and claims for damages, refunds (including tax refunds), rights and claims under insurance policies or other monies due or to become due, (ii) orders, franchises, permits, certificates, licenses, consents, exemptions, variances, authorizations or other approvals by any Governmental Authority, (iii) consulting, engineering and technological information and specifications, design data, patent rights, trade secrets, literary rights, copyrights, trademarks, labels, trade names and other intellectual property, (iv) business records, computer tapes and computer software, (v) goodwill and (vi) all other intangible personal property, whether similar or dissimilar to the foregoing.

                  "Governmental Authority" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "Gross Revenues" means all moneys, accounts, receipts, revenues, income and other moneys received by or on behalf of the Mortgagor from all sources, including without limitation, the operation, ownership and leasing of the Facility, and including, without limitation, any revenues received from the proceeds of any dispositions or financings and all rights to receive the same whether in the form of accounts receivable, contract rights, chattel paper, instruments or other rights and the proceeds thereof, and any insurance proceeds and condemnation awards therefrom to the extent provided in the Agreement or this Mortgage, whether now existing or hereafter coming into existence and whether now owned or held or hereafter acquired by the Mortgagor.

                  "Highest Lawful Rate" means the maximum legal rate of interest which the Mortgagee is legally entitled to charge, contract for or receive under any law to which such interest is subject.

                  "Impositions" means (i) all real estate and personal property taxes, charges, assessments, excises and levies, and any interest, costs or penalties with respect thereto, general and special, ordinary or extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied, charged or imposed upon or with respect to the Mortgaged Property or the ownership, use, or occupancy or enjoyment thereof, or any portion thereof, or the sidewalks, streets or alleyways adjacent thereto; (ii) any charges, fees, licenses, payments or other sums payable for any easement, license or agreement maintained for the benefit of the Mortgaged Property; and (iii) all water, gas, sewer, electricity, telephone, garbage collection and other utility charges, rents and fees appurtenant to or used in connection with the Mortgaged Property which if unpaid, would become a lien on the Mortgaged Property.

                  "Land" means the leasehold interest in the real property described in Exhibit A to this Mortgage granted pursuant to the Lease upon which the Project will be completed.

                  "Lease" means the Lease Agreement dated as of November 29, 1984, as the same may be amended or supplemented from time to time.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, as well as the interest of a vendor or lessor under any conditional sales agreement, capital lease or other title retention agreement relating to such asset.

                  "Mortgaged Property" means the Mortgagor's interest in the Facility, Fixtures, Gross Revenues, Personalty, General Intangibles, and Rents, together with all betterments, improvements, additions, alterations and appurtenances, substitutions, replacements and reversions thereof and thereto and all reversions and remainders therein and any and all other security and collateral of every nature whatsoever, now or hereafter given for the performance and discharge of the amounts due under the Agreement. As used in this Mortgage, the term Mortgaged Property is expressly defined as meaning all or, where the context permits or requires, any portion of or interest in the Facility, Fixtures, Gross Revenues, Personalty, General Intangibles, or Rents.

                  "Permitted Encumbrances" means, as of any particular time, (a) liens for taxes and special assessments not then delinquent, and any tax, assessment or judgment liens so long as the validity thereof is being contested by the Mortgagor in good faith and by appropriate legal proceedings and execution or sale of the property in question is stayed during the pendency of such contest, (b) this Mortgage or the liens or encumbrances arising hereunder,
(c) utility, access and other easements and rights-of-way, encroachments and exceptions which are listed on the title report, (d) the liens arising pursuant to the Senior Credit Agreement (as defined in the Indenture) and (e) the encumbrances permitted by the Agreement.

                  "Person" means and includes any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  "Personalty" means all of the right, title and interest of the Mortgagor in and to all inventory, or refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of the Mortgagor with any Governmental Authority, boards, corporations, providers of utility services (public or private), including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs and all other personal property, including furniture, furnishings, equipment, machinery, building materials and goods (other than the Fixtures) of any kind or character as defined in and subject to the UCC and which are now or hereafter located or to be located upon, within or about the Facility, or which are now being or may hereafter be used upon, within or about the Facility or which are in any way related to the ownership, use, leasing, maintenance, repair, alteration, reconstruction or operation of the Facility, together with all accessions, replacements and substitutions thereto or therefor and the proceeds thereof.

                  "Proceeds" means with respect to any property insurance payment or condemnation award, the amount remaining therefrom after payment of all expenses incurred in the collection thereof.

                  "Rents" means all leases, oil, gas or other mineral royalties, bonuses and rental income, rentals, earnings, income, receipts, revenues, issues and profits, including, without limitation, insurance, in each case pertaining to the Mortgaged Property, and all of the Mortgagor's right, title and interest in and to any awards, settlements or compensation heretofore made or hereafter to be made by any Governmental Authority for the Mortgaged Property including through eminent domain or condemnation and those from any vacation of, or any change of grade in or to any streets affecting the Facility or which may be received or receivable by the Mortgagor from any hiring, using, letting, leasing, subhiring, subletting or subleasing of or otherwise from the whole or any portion or portions of the Facility at any time while any portion of the amounts due under the Agreement secured hereby remains unpaid.

                  "UCC" means the Uniform Commercial Code in effect in the State of New Jersey.

                  Section 1.03. Interpretations. The table of contents and article and section headings of this Mortgage are for reference purposes only and shall not affect its interpretation in any respect. Except where the context otherwise requires, words imparting the singular number shall include the plural number and vice versa.

                  Section 1.04. References, etc. Any reference in this Mortgage to a document or instrument shall mean such document or instrument and all exhibits thereto, as amended or supplemented from time to time. Any reference in this Mortgage to any Person as a party to any document or instrument shall include its successors and assigns to such status and in the case of the Mortgagor shall also include its subsidiaries, if any, which are permitted or required under generally accepted accounting principles to be consolidated with the Mortgagor in its financial statements.

                  Section 1.05. Incorporation of Certain Definitions by Reference. Each capitalized term used herein and not otherwise defined herein shall have the meaning provided therefor in the Indenture or the Agreement.

                  Section 1.06. Accounting Terms and Determinations:
Incorporation of UCC Definitions. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a consistent basis. Except as otherwise defined or indicated by the context herein, all terms which are defined in the UCC shall have their respective meanings as used in Article 9 of the UCC.

                                   ARTICLE II

                  GRANT OF INTEREST AND ASSIGNMENT OF MORTGAGE

                  Section 2.01. Grant of Interest. For the purpose of securing the payment, performance and discharge of the amounts due under the Agreement, the Mortgagor does hereby irrevocably GIVE, TRANSFER, GRANT, BARGAIN, SELL, ASSIGN, MORTGAGE, CONVEY AND WARRANT to the Mortgagee all of the Mortgagor's estate, right, title and interest in and to the Lease and the leasehold interest created thereby and the Mortgaged Property, whether now owned or held or hereafter acquired by the Mortgagor to have and to hold the Mortgaged Property unto the Mortgagee, its successors and assigns forever, and the Mortgagor does hereby bind itself, its successors and assigns, at its sole expense, to warrant and forever defend the title to the Mortgaged Property unto the Mortgagee against every Person whomsoever lawfully claiming or to claim the same or any part thereof; provided that the Mortgagor shall be permitted to grant or to continue to exist any Permitted Encumbrances; provided further, however, that if the Mortgagor shall pay or cause to be paid the amounts due under the Agreement as and when the same shall become due and payable and shall perform and discharge or cause to be performed and discharged the amounts due under the Agreement on or before the date the same are to be performed and discharged, then this Mortgage and the estate and rights granted hereby shall be null and void, otherwise to remain in full force and effect.

                  Section 2.02. Assignment of Mortgage. The Mortgagee will assign this Mortgage to the Trustee pursuant to the Indenture. The Mortgagor consents to said assignment and agrees to pay directly to the Trustee amounts due to the Trustee under this Mortgage without any defense, set off or counterclaim arising out of any default on the part of the Mortgagee under this Mortgage or any transaction between the Mortgagor and the Mortgagee. The Mortgagor agrees that the Trustee may exercise all rights granted to the Mortgagee hereunder, subject to the Mortgagee's retention of rights as described in the Indenture, for so long as no Event of Default by the Mortgagee has occurred and is continuing.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  The Mortgagor hereby unconditionally warrants and represents to the Mortgagee (which representations and warranties will survive the creation and performance of the Mortgagor's obligations hereunder) as follows:

                  Section 3.01.  Warranties of Title.

                  (a) The Mortgagor has good and marketable title to the Mortgaged Property, free and clear of every Lien, other than the Permitted Encumbrances;

                  (b) The Mortgagor is lawfully and indefeasibly seized with a leasehold interest , in the Land, and has full corporate power to grant, convey and mortgage the Mortgaged Property to the Mortgagee;

                  (c) The Mortgagor will forever warrant and defend the title to the Mortgaged Property unto the Mortgagee against the claims and demands of all Persons whomsoever except those claiming under the Permitted Encumbrances; and

                  (d) The Mortgagor has not entered into any sales agreement, option, assignment, sublease, pledge, mortgage, deed of trust, financing statement, security agreement or any other arrangement regarding the Mortgaged Property apart from the Agreement and Permitted Encumbrances.

                  Section 3.02. Lien of this Mortgage. This Mortgage constitutes a valid and subsisting first mortgage lien on the Mortgagor's leasehold interest in the Facility, a valid and subsisting first security interest in the Equipment of the Mortgagor financed with the proceeds of the Bonds and a valid and subsisting subordinate security interest in and to the Gross Revenues, Fixtures, Personalty in accordance with the terms hereof.

                  Section 3.03. Financings. The only financings secured by the Mortgaged Property are the Bonds and the Agreement and those executed in connection with Permitted Encumbrances.

                  Section 3.04. Impositions and Other Payments. The Mortgagor has filed all ad valorem tax returns required to be filed by the Mortgagor by all Governmental Authorities having jurisdiction over the Mortgaged Property and has paid all other Impositions which have become due pursuant to such returns or pursuant to any assessments received by the Mortgagor and the Mortgagor knows of no basis for any additional assessment against the Mortgaged Property in respect of any Impositions. The Mortgagor shall pay all Impositions not later than their respective due dates, and not later than ten (10) days after such dates shall produce to the Mortgagee, if so requested, receipts for the payment thereof. The Mortgagor has paid or will pay in full when due (except for such retainages as may be permitted or required by any Governmental Authority or by the terms of any applicable construction or related contract to be withheld by the Mortgagor pending completion of the Project), all sums owing for labor, material, supplies, personal property (whether or not forming a Fixture hereunder) and services of every kind and character used, furnished or installed in or on the Mortgaged Property.

                                   ARTICLE IV

                   COVENANTS AND OBLIGATIONS OF THE MORTGAGOR

                  To protect and maintain the security of this Mortgage, in addition to the covenants set out in the Agreement, the Mortgagor unconditionally covenants with the Mortgagee as follows, which covenants are, according to their terms, of the essence hereof and will survive the delivery of this Mortgage:

                  Section 4.01. Defects in Title. The Mortgagor will proceed with diligence to correct any defect in title to the Mortgaged Property, should any such defect be found to exist after the execution and delivery of this Mortgage, and in this connection, should it be found after the execution and delivery of this Mortgage, that there exists upon the Mortgaged Property any Lien (other than a Permitted Encumbrance), equal, inferior, or superior in rank or priority to the lien and security interests created by this Mortgage (other than the Permitted Encumbrances), or should any such Lien hereafter arise, then, unless the Mortgagee shall have given specific prior written consent to the creation or continuation thereof (other than Permitted Encumbrances), the Mortgagor will promptly discharge and remove any such Lien from the Mortgaged Property. The Mortgagor further agrees that the Mortgagee may take any action the Mortgagee deems advisable to protect and preserve its interest in the Mortgaged Property and, in such event, the Mortgagor will indemnify the Mortgagee against any and all reasonable costs, including reasonable attorneys' fees, and other expenses which the Mortgagee may incur in defending against any such adverse claims after providing notice thereof to the Mortgagor.

                  Section 4.02. Maintenance and Repair. The Mortgagor shall, at its own expense, do or cause to be done all things necessary to preserve and keep in full repair, working order and efficiency all of the Mortgaged Property, as provided in the Agreement.

                                    ARTICLE V

                           EVENTS OF DEFAULT; REMEDIES

                  Section 5.01.  Event of Default.

                  (a) Any of the following events shall be considered an Event of Default under this Mortgage:

                           (i) the Mortgagor shall fail to make any payment
                  required under the Agreement when the same shall become due and payable or shall fail to make any other payment required under this Mortgage within 30 days of when the same shall become due and payable; or

                           (ii) if an Event of Default shall occur and be
                  continuing hereunder or under the Agreement or the Indenture;
                  or

                           (iii) the Mortgagor shall violate or fail to perform
                  any term, covenant, condition or agreement set forth in or arising under this Mortgage and such failure continues for 30 days after the Mortgagee gives the Mortgagor written notice thereof; provided however, that if such performance requires work to be done, actions to be taken, or conditions to be remedied, which by their nature cannot reasonably be done, taken or remedied, as the case may be, within such 30-day period, no Event of Default shall be deemed to have occurred or to exist if, and so long as, the Mortgagor shall commence such performance within such 30-day period and it shall diligently and continuously prosecute the same and such breach is remedied within 90 days after written notice thereof is given; provided that the Mortgagor may have such longer period to remedy any such breach as may be permitted with the consent of the Mortgagee.

                  (b) Should an Event of Default occur hereunder, in addition to all rights and remedies hereinafter described, the Mortgagee shall become and be entitled to, as of right, without notice and without regard to the adequacy of the Mortgaged Property as security for the payments due under the Agreement hereby secured:

                           (i) proceed in an action at law, suit in equity or
                  any other appropriate proceedings and enforce the rights of this Mortgage, whether by the foreclosure of the Lien of this Mortgage or for the specific performance of any agreement contained herein, or for an injunction against the violation of any of the terms hereof;

                           (ii) exercise any and all other rights and remedies
                  afforded to the Mortgagee in and against the Mortgaged Property or the Mortgagor by applicable law, including the UCC; and

                           (iii) exercise any or all other rights, remedies or
                  recourses at law, in equity, or set forth in this Mortgage, the Agreement, the Intercreditor Agreement, the Landlord Agreement, the Senior Credit Agreement or the Indenture.

                  Section 5.02. Remedies. If an Event of Default shall occur as provided in Section 5.01 hereof, the Mortgagee, or an attorney or agent for the Mortgagee, without bringing any action or proceeding, or by a receiver to be appointed by a court in any appropriate action or proceeding, may do all or any of the following, subject to the terms of the Agreement, the Intercreditor Agreement, the Landlord Agreement and the Indenture:

                  (a) Subject to the requirements of any Governmental Authority having jurisdiction over the Project, enter upon and take exclusive possession of the Mortgaged Property or any part thereof, including all books, records and accounts relating thereto;

                           (i) do any and all acts which the Mortgagee deems
                  proper to protect the security hereof, including, for the account of the Mortgagor, making all payments the Mortgagor is obligated to make under the Agreement;

                           (ii) cause the construction or completion of
                  construction of the Project or any Capital Addition;

                           (iii) enter into the Mortgaged Property without being
                  liable for any prosecution or damages therefor and may dispossess the Mortgagor and may lease the Mortgaged Property or any part thereof to another party for a term which may extend beyond the term of the Agreement and receive the rent therefor, upon such terms as shall be satisfactory to the Mortgagee and in accordance with the requirements of any applicable Governmental Authority;

                  Such entry by the Mortgagee shall not operate to release the Mortgagor from any sums to be paid or covenants to be performed under the Agreement during the full term thereof. In addition, the Mortgagor agrees that the receipt of rents, awards, and any other moneys or evidences thereof, and any disposition of the same by the Mortgagee shall not constitute a waiver of the right of foreclosure and sale of the Mortgaged Property by the Mortgagee in the case of an Event of Default. For the purpose of leasing the Mortgaged Property to another party, the Mortgagee shall be authorized to make such repairs or alterations in or to the Mortgaged Property as the Mortgagee may deem necessary to place the same in good order and condition. The Mortgagor shall be liable to the Mortgagee for the cost of such repairs or alterations and all expenses of such leasing. If the sum realized or to be realized from the leasing is insufficient to satisfy the sum payable by the Mortgagor under the Agreement, the Mortgagee, at its option, may require the Mortgagor to pay such deficiency month by month, or may hold the Mortgagor liable in advance for the entire deficiency to be realized during the term of the leasing of the Mortgaged Property. Notwithstanding such entry by the Mortgagee, the Mortgagor agrees that it shall not discontinue or take any action to cause the discontinuance of any utility service (including heat) furnished to the Mortgaged Property prior to such entry and the Mortgagor further agrees any such utility service shall continue to be furnished to the Mortgaged Property at the expense of the Mortgagor.

                           (iv) perform any and all conditions and undertakings
                  of any agreement or commitment entered into between the Mortgagor and any Person, including the Mortgagee, provided, however, that if the Mortgagor retains possession of all or any part of the Mortgaged Property after an Event of Default and without the Mortgagee's prior written consent thereto, the Mortgagee may invoke any and all legal remedies to dispossess the Mortgagor available to the Mortgagee by applicable law; provided that the foregoing shall not be construed to impose any greater obligation or any prerequisites to acquiring possession of the Mortgaged Property after an Event of Default than would have existed in the absence of such sentence; and

                  (b) Either with or without taking possession of the Mortgaged Property, either by itself or by any other Person, in such manner, for such time and upon such terms that the Mortgagee may deem to be prudent or reasonable under the circumstances (making such repairs, alterations, additions and improvements thereto and taking any and all other action with reference thereto from time to time as the Mortgagee may deem necessary or desirable), hold, lease, manage, operate or otherwise use or permit the use of the Mortgaged Property and collect and receive the Rents, including accrued and unpaid Rents, issue binding receipts therefor, and apply the same, less costs of operation and collection (including, but not limited to, the reasonable costs, expenses and fees of a receiver, if any), upon the payments to be made under the Agreement secured by this Mortgage. The receipt by the Mortgagee of any Rents, pursuant to the foregoing, whether prior to or during the pendency of sale proceedings under this Mortgage, shall not cure such default, nor affect said notice or proceedings or any sale pursuant thereto, but such Rents, less costs as aforesaid, shall be applied in reduction of the payments to be made under the Agreement; and

                  (c) The Mortgagee may commence foreclosure proceedings on all or any portion of the real property comprising a part of the Mortgaged Property, or on any interest in any part thereof it selects, by statutory power of sale or action brought in its own name as plaintiff in a court of competent jurisdiction, in the manner provided by law, and the filing of a complaint to foreclose the same, to the extent permitted by applicable law, shall be conclusive notice of the due exercise of such option; or the Mortgagee may execute and deliver to the Mortgagor written notice of such breach, default or other Event of Default and of its election to cause this Mortgage to be foreclosed by action to be brought by the Mortgagee as plaintiff in a court of competent jurisdiction in the manner provided by law, as aforesaid; and thereafter the Mortgagee shall bring such action. In case of any sale under this Mortgage, whether by judicial proceedings or otherwise, the Mortgaged Property (and Mortgagor's interest therein) may be sold in one parcel and as an entirety or in such parcels (or interests), manner or order as the Mortgagee in its sole discretion may elect. In the event of foreclosure of this Mortgage by action brought by the Mortgagee as aforesaid, there shall also be, and is, secured hereby, the payment of all reasonable costs and expenses, including, without limitation, cost of search or other evidence of insurance of title, for the benefit and protection of the Mortgagee, and attorneys' fees and expenses (including attorneys' fees and expenses on appeal or arising out of any action in bankruptcy) in a reasonable sum to be fixed by the court in any such action brought to foreclose the same, whether such foreclosure action progresses to judgment or not; and the filing of a complaint in any such action shall render due and payable by the Mortgagor such cost of search or evidence of insurance of title and attorneys' fees.

                  Section 5.03. Application of Proceeds. The proceeds of any sale of the Mortgaged Property shall be applied by the Mortgagee (or the receiver if one is appointed) to the extent that funds are so available to the following or in such order of priority that the Mortgagee, in its sole discretion may determine, subject to the requirements of State law:

                  (a) First, to pay all costs and expenses incident to such sale, including, without limitation, all costs, charges, reasonable attorneys', accountants', brokers' and appraisers' fees and expenses of the Mortgagee incident to such sale, including, but not limited to, the fees and other costs herein provided for, to pay all monies advanced by or on behalf of the Mortgagee for the payment of the Impositions, insurance premiums or other payments in connection with the maintenance and protection of any part of the Mortgaged Property to the Mortgagee, with interest thereon at the Default Rate and to pay a commission or fee to the court official or other person making the sale, equal to the commission or fee allowed for making sales of property under applicable law or decree of the equity court having jurisdiction, if any, in the event of the judicial foreclosure of this Mortgage;

                  (b) Second, to pay the cost of any search and other evidence of insurance of title procured for the benefit of the Mortgagee in connection with such sale and documentary stamps on the Mortgagee's deed, if applicable; and

                  (c)      Third, to pay the amounts due under the Agreement.

                  Section 5.04. Delivery of Possession. Any sale or sales of the Mortgaged Property, or any part thereof, under or by virtue of judicial proceedings, regardless of the price paid for the Mortgaged Property or any part thereof, shall, to the extent permitted by applicable law, operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Mortgagor of, in and to the Mortgaged Property and the property sold, and shall be a perpetual bar, both at law and equity, against the Mortgagor, its successors and assigns and against any and all Persons claiming or who shall thereafter claim all or any portion of the property sold from, through, or under the Mortgagor, its successors or assigns and the Mortgagor, if requested by the Mortgagee so to do, shall join in the execution and delivery of all property conveyances, assignments, and transfers of the property so sold. The rights of the Mortgagee to possession or for a receiver are of the essence hereof, and shall continue during the running of the period allowed by law for the reinstatement of the amounts due under the Agreement secured hereby and thereafter until sale of the Mortgaged Property. The Mortgagor hereby expressly waives and relinquishes any and all rights the Mortgagor may have by statute or otherwise to the possession of said Mortgaged Property and the Rents during pendency of a sale or foreclosure of this Mortgage. The Mortgagor agrees for itself and any and all Persons claiming by, through or under the Mortgagor that if the Mortgagor shall hold possession of the Mortgaged Property or any part thereof subsequent to sale or foreclosure hereunder, the Mortgagor, or the parties so holding possession, shall become and be considered as tenants at will of the purchaser or purchasers of such foreclosure sale; and any such tenant failing or refusing to surrender possession upon demand shall be guilty of forcible detainer and shall be liable to such purchaser or purchasers for reasonable rental on said Mortgaged Property and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, damages which may be sustained by the Mortgagor or any such tenant as a result thereof being hereby expressly waived.

                  Section 5.05. Appointment of Receiver. Prior to, upon or at any time after commencement of foreclosure of the Lien and security interest provided for herein or any legal proceedings hereunder, the Mortgagee shall have the right, to the extent permitted by applicable law, to make an application to a court of competent jurisdiction, as a matter of strict right and without notice to the Mortgagor, for the appointment of a receiver of the Mortgaged Property and the Mortgagor hereby irrevocably consents to such an appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases including the full power to maintain and operate the Mortgaged Property upon such terms as may be approved by the court and any applicable Governmental Authority.

                  Section 5.06. Remedies Cumulative, Concurrent and Non-Exclusive. The Mortgagee shall have all the rights, remedies and recourses granted herein, in the Agreement and as available at law or equity (including specifically those granted by the UCC), and the same:

                  (a) shall be cumulative and concurrent;

                  (b) may be pursued separately, successively or concurrently against the Mortgagor, or against the Mortgaged Property, at the sole discretion of the Mortgagee;

                  (c) may be exercised as often as occasion therefor shall arise, it being agreed by the Mortgagor that the failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse of the Mortgagee; and

                  (d) are intended to be, and shall be, non-exclusive.

                  Section 5.07. No Conditions Precedent to Exercise of Remedies. The Mortgagor will not be relieved from the payment of the amounts due under or fulfillment of the conditions of the Agreement by reason of:

                  (a) the failure of the Mortgagee to comply with any request of the Mortgagor, or any other Person so obligated to enforce any provisions of the Agreement;

                  (b) the release, regardless of consideration, of the Mortgaged Property or the addition of any other property to the Mortgaged Property;

                  (c) any agreement or stipulation between any subsequent owner of the Mortgaged Property and the Mortgagee extending, renewing, rearranging or in any other way modifying the terms of the Agreement without first having obtained the consent of, given notice to, or paid any consideration to the Mortgagor, who, in such event, shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by the Mortgagee; or

                  (d) any other act or occurrence, save and except the complete payment and satisfactory fulfillment of all of the amounts due under the Agreement.

                  Section 5.08. Extension, Rearrangement or Renewal of the Amounts Due under the Agreement. It is expressly agreed that any of the amounts due under the Agreement which are secured hereby may be from time to time extended for any period, rearranged, modified, or renewed and that any part of the security herein described, or any other security for the amounts due under the Agreement, may be waived or released without in any way altering, varying or diminishing the force, effect or Lien of this Mortgage; and the Lien and security interests granted by this Mortgage shall continue as a prior Lien on and security interest in all of the Mortgaged Property not expressly so released, until all sums with interest and charges hereby secured are fully paid; and no other security now existing or hereafter taken to secure the payment of the amounts due under the Agreement or any part thereof or the performance of any obligation or liability whatsoever shall in any manner impair or affect the security given by this Mortgage and all security for the payment of the amounts due under the Agreement or any part thereof and the performance of any obligation or liability shall be taken, considered and held as cumulative.

                  Section 5.09. Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by applicable law, the Mortgagor hereby irrevocably and unconditionally waives and releases:

                  (a) all benefits that might accrue to the Mortgagor by virtue of any present or future law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisal, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment;

                  (b) except as expressly provided herein or in the Agreement, all notices of any Event of Default or of the Mortgagee's election to exercise or the Mortgagee's actual exercise of any right, remedy or recourse provided for hereunder or under the Agreement;

                  (c) any right to a marshalling of assets, right to direct the order in which such property, if consisting of several known lots or parcels, shall be sold, or right to a sale in inverse order of alienation; and

                  (d) the pleading of any statute of limitations as a defense to any and all amounts due under the Agreement secured by this Mortgage;

and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to the Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted.

                  Section 5.10. Repayment of Expenses. Repayment of all expenses incurred by the Mortgagee hereunder or payments made by the Mortgagee on behalf of the Mortgagor hereunder, or under the Agreement, together with interest thereon shall be secured by this Mortgage; following the occurrence of an Event of Default, interest thereon shall be at the Default Rate.

                                   ARTICLE VI

                               SECURITY AGREEMENT

                  Section 6.01. Security Agreement. To the extent that the Mortgaged Property may be subject to the UCC, this Mortgage shall also constitute and serve as a security agreement on personal property within the meaning of, and shall constitute a security interest under, the UCC with respect to the Mortgaged Property which is subject to the UCC, including without limitation, the Gross Revenues, Personalty, General Intangibles, Fixtures, and Rents associated with the Project (collectively, the "Collateral"). To this end, the Mortgagor has GRANTED, BARGAINED, CONVEYED, ASSIGNED, TRANSFERRED and SET OVER and by these presents does GRANT, BARGAIN, CONVEY, ASSIGN, TRANSFER and SET OVER unto the Mortgagee a security interest in all of the Mortgagor's right, title and interest in, to and under all Fixtures and all of the other Mortgaged Property not constituting real property under the laws of the State of New Jersey to secure the full and timely payment and the full and timely performance and discharge of the amounts due under the Agreement. Subject to the terms of the Intercreditor Agreement and the Landlord Agreement, upon any Event of Default of the Mortgagor hereunder, the Mortgagee shall be entitled to exercise with respect to the Collateral all of the rights and remedies set forth herein and in the Agreement or otherwise afforded to a secured party under the terms of the UCC, any or all of which remedies or rights may be pursued and exercised concurrently, consecutively, alternatively or otherwise. The Mortgagor will execute, file and refile, at the sole cost and expense of the Mortgagor, one or more supplemental security agreements and financing statements as the Mortgagee may from time to time require covering any property now or hereafter constituting a portion of the Mortgaged Property securing the amounts due under the Agreement secured hereunder and such financing statements and other and further assurances as the Mortgagee may request to perfect or evidence the security interest herein created and to particularize and identify the Collateral. The Mortgagor hereby authorizes the Mortgagee to file such financing statement or statements pursuant to the UCC, without the signature of the Mortgagor, as the Mortgagee may deem necessary, to perfect such interests or right in its favor. It is the intent of the Mortgagor and the Mortgagee that this Mortgage encumber all Rents and as to all items contained in the definition of Rents which are included in the UCC, be covered by the security interests granted in this Article VI and that all items contained in the definition of Rents which are excluded from the UCC be covered by the provisions of Article II and Article VII hereof.

                  Section 6.02. Fixture Filing. This Mortgage shall also constitute a UCC financing statement (the "Fixture Filing") for all Personalty or Fixtures, now or hereafter so affixed by or on behalf of the Mortgagor to the Mortgaged Property so that such becomes a fixture in accordance with the UCC. Information containing the security interest herein granted may be obtained at the addresses set forth herein. The address of the Mortgagee as the "Secured Party" and the address of the Mortgagor as the "Debtor" are the addresses set forth in Section 9.07 hereof.

                  Section 6.03. Security Agreement: Remedies. If an Event of Default shall occur, the Mortgagee may, subject to the terms of the Intercreditor Agreement and the Landlord

Agreement, in addition to exercising any and all other rights, remedies and recourses set forth in Article V hereof, take any or all of the following actions without notice to the Mortgagor (except where expressly required below or in the Agreement):

                  (a) Declare all or part of the amounts due under the Agreement immediately due and payable in accordance with the terms of the Indenture, and enforce payment and performance of the same by the Mortgagor;

                  (b) Proceed in the manner set forth in the applicable provision of the UCC relating to the procedure to be followed when a security agreement covers both real and personal property;

                  (c) Take possession of the Collateral, or at the Mortgagee's request, the Mortgagor shall, at the Mortgagor's cost, assemble the Collateral and make it available at a location to be specified by the Mortgagee which is reasonably convenient to the Mortgagor and the Mortgagee. In any event, the risk of accidental loss or damage to, or diminution in value of, the Collateral shall be on the Mortgagor, and the Mortgagee shall have no liability whatsoever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to risk insured;

                  (d) Sell, in one or more sales and in one or more parcels, or otherwise dispose of any or all of the Collateral in any commercially reasonable manner as the Mortgagee may elect, in a public or private transaction, at any location as deemed reasonable by the Mortgagee either for cash or credit or for future delivery at such price as the Mortgagee may deem fair, and unless prohibited by the UCC, the Mortgagee may be the purchaser of any or all Collateral so sold and may apply upon the purchase price therefor any amounts due under the Agreement secured hereby;

                  Any sale pursuant to this paragraph (d) shall be upon at least five days notice to the Mortgagor, which the Mortgagor agrees is reasonable. Any such sale or transfer by the Mortgagee either to itself or to any other Person shall be absolutely free from any claim or right by the Mortgagor, including any equity or right of redemption, stay or appraisal which the Mortgagor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, the Mortgagee shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. It shall not be necessary that the Collateral or any part thereof be present at the location of any such sale or transfer. The Mortgagee may, at its discretion, provide for a public sale, and any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Mortgagee may fix in the notice of such sale. The Mortgagee shall not be obligated to make any sale pursuant to any such notice. The Mortgagee may, without notice or publication, adjourn any public or private sale by announcement at any time and place fixed for such sale, and such sale may be made at any time or place to which the same may be so adjourned. In the event any sale or transfer hereunder is not completed or is defective in the opinion of the Mortgagee, such sale or transfer shall not exhaust the rights of the Mortgagee hereunder, and the Mortgagee shall have the right to cause one or more subsequent sales or transfers to be made hereunder. In the event that any of the Collateral is sold or transferred on credit, or is to be held by the Mortgagee for future delivery to a purchaser or transferee, the Collateral so sold or transferred may be retained by the Mortgagee until the purchase price or other consideration is paid by the purchaser or transferee thereof, but in the event that such purchaser or transferee fails to pay for the Collateral so sold or transferred or to take delivery thereof, the Mortgagee shall incur no liability in connection therewith. If only part of the Collateral is sold or transferred such that the amounts due under the Agreement remain outstanding (in whole or in part), the Mortgagee's rights and remedies hereunder shall not be exhausted, waived or modified, and the Mortgagee is specifically empowered to make one or more successive sales or transfers until all the Collateral shall be sold or transferred and all the amounts due under the Agreement are paid. In addition to all of the rights and remedies set forth herein, the Mortgagee shall have all the rights and remedies of a "secured party" under the UCC.

                  (e) Take possession of all books and records of the Mortgagor pertaining to the Collateral. The Mortgagee shall have the authority to enter upon the Facility in order to obtain any such books or records, or any Collateral located thereon, and remove the same therefrom without liability;

                  (f) Apply the proceeds of the disposition of Collateral to the amounts due under the Agreement in the manner and priority provided in Section
5.03 of this Mortgage. Such application may include, without limitation, the reasonable expenses of retaking, holding, preparing for sale or other disposition, and reasonable attorneys' fees and legal expenses incurred by the Mortgagee (including reasonable attorneys' fees on appeal or incurred in connection with any bankruptcy proceeding); and

                  (g) Appoint any party as agent to perform any act or acts necessary or incident to any sale or transfer by the Mortgagee of the Collateral.

                                   ARTICLE VII

                               ASSIGNMENT OF RENTS

                  Section 7.01. Assignment of Rents. For Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor has GRANTED, BARGAINED, SOLD and CONVEYED and by these presents does GRANT, BARGAIN, SELL and CONVEY absolutely unto the Mortgagee, the Rents subject only to Permitted Encumbrances applicable thereto and the hereinafter referenced limited license; TO HAVE AND TO HOLD the Rents unto the Mortgagee forever and the Mortgagor does hereby bind itself, its successors and assigns to warrant and forever defend the title to the Rents unto the Mortgagee against every Person whomsoever lawfully claiming or to claim the same or any part thereof; provided, however, if the Mortgagor pays or causes to be paid the amounts due under the Agreement as and when the same shall become due and payable and shall perform and discharge or cause to be performed and discharged the amounts due under the Agreement on or before the date the same are to be performed and discharged, then this assignment of Rents shall terminate and be of no further force and effect, and all rights, titles and interests conveyed pursuant to this assignment of Rents shall become revested in the Mortgagor without the necessity of any further act or requirement by the Mortgagor or the Mortgagee.

                  Section 7.02. Rights of the Mortgagor's Limited License. The Mortgagee hereby grants to the Mortgagor a limited revocable license, non-exclusive with the rights of the Mortgagee reserved in Section 7.04 hereof to exercise and enjoy all incidences of ownership of the Rents, including specifically, but without limitation, the right to collect, demand, sue for, attach, levy, recover and receive the Rents and to give proper receipts, releases and acquittances therefor, prior to any default in the payment of any amounts due under the Agreement secured hereby, to collect, deliver, disburse and use all such Rents and exercise all rights under the Rents if not otherwise restricted under the Agreement. This limited license shall be automatically revoked without notice upon the occurrence of an Event of Default.

                  Section 7.03.  Enforcement of Rents.

                  (a) So long as the limited license is in effect, the Mortgagor shall:

                           (i) duly and punctually perform and comply with any
                  and all representations, warranties, covenants and agreements expressed as binding upon the Mortgagor as landlord under any lease or agreement;

                           (ii) maintain each of the leases or agreements in
                  full force and effect during the term thereof;

                           (iii) appear in and defend any action or proceeding
                  in any manner connected with any lease or agreement;

                           (iv) deliver to the Mortgagee such further
                  information or estoppels, and execute and deliver to the Mortgagee such further assurances and assignments, with respect to any leases or agreements as the Mortgagee may from time to time request; and

                           (v) notify the Mortgagee immediately of any default
                  asserted by any party (including any guarantor) under any agreement.

                  (b) Without the Mortgagee's prior written consent, the Mortgagor shall not, except as permitted in the Agreement:

                           (i) grant concessions, do or knowingly permit to be
                  done anything to impair the value of any of the leases or agreements; or

                           (ii) assign or grant a security interest in or to the
                  limited license or any of the Rents, leases or agreements; or

                           (iii) receive or collect Rents from any tenant,
                  subtenant, undertenant, or other occupant of any part of the Mortgaged Property, more than one month in advance of the due date or in any amount greater than that permitted by law.

                  Section 7.04. Suits and Attornment. The Mortgagee hereby reserves and may exercise the right and the Mortgagor hereby acknowledges that the Mortgagee has the right (but not the obligation) to collect, demand, sue for, attach, levy, recover and receive any Rents, to give proper receipts, releases and acquittances therefor and, after deducting the expenses of collection, to apply the net proceeds thereof as a credit upon the amounts due under the Agreement. The Mortgagor hereby authorizes and directs any Person or lessee of the Mortgaged Property to deliver any such payments to, and otherwise to attorn all other obligations under any lease or agreement directly to the Mortgagee in accordance herewith. The Mortgagor hereby ratifies and confirms all that the Mortgagee shall do or cause to be done by virtue of this Section 7.04.

                  Section 7.05. Conflict. The absolute assignment contained in this Article VII is in addition to, and not in lieu of, Article II hereof. It is the intent of the parties that no conflict exist between the absolute assignment contained in this Article VII and the collateral conveyance contained in Article II hereof. However, if and to the extent such conflict is perceived to exist as to the Rents, such conflict shall be resolved in favor of the absolute assignment contained in this Article VII.

                  Section 7.06. Assignment of Rents; Remedies. Upon the occurrence of an Event of Default, the limited license shall immediately terminate without any notice or other further action being required of the Mortgagee. Thereafter, the Mortgagee shall have the exclusive right, power and authority to take any and all action in connection with the Rents, regardless of whether a foreclosure or sale of the remainder of the Mortgaged Property has occurred under this Mortgage or whether the Mortgagee has taken possession of the remainder of the Mortgaged Property or attempted to do any of the same. The Mortgagee may make such expenditures, including reasonable counsel fees, in connection therewith and each amount so paid or expended with interest at the Default Rate shall become part of the amounts due under the Agreement and be secured hereby. The Mortgagee, may, at its option, have the right to apply to a court to have all Rents paid into a court registry pending adjudication of the Mortgagee's rights to such Rents. No action referred to in this Article VII taken by the Mortgagee shall constitute an election of remedies.

                                  ARTICLE VIII

                   ENVIRONMENTAL REPRESENTATIONS AND COVENANTS

                  Section 8.01. Definitions. As used in this Article VIII, the following terms shall have the following meanings:

                  (a) Clean-Up: Investigation, sampling, monitoring (including the installation of monitoring wells), removal, abatement and/or remediation of, or other response to, Environmental Conditions as required or directed by applicable Governmental Authorities with jurisdiction therefor, or as required by and in compliance with Environmental Laws.

                  (b) Environmental Conditions: Any environmental contamination or pollution or threatened contamination or pollution of, or the Release or threatened Release of Hazardous Substances into, surface soils, subsurface soils, sewage systems, surface water, groundwater, land or air.

                  (c) Environmental Documents: (i) Any and all documents received or submitted by the Mortgagor from the United States Environmental Protection Agency, the New Jersey Department of Environmental Protection and/or any state, county or municipal environmental or health agency concerning environmental matters relating to the Mortgaged Property or the Mortgagor's operations upon the Mortgaged Property; and (ii) any and all non-privileged reviews, audits, reports, workplans, proposals or analyses concerning Environmental Conditions including, but not limited to, the presence or absence of Hazardous Substances on, at, under, emanating from, relating to or surrounding the Mortgaged Property, that have been prepared by or on behalf of the Mortgagor or are otherwise in the Mortgagor's possession, custody or control.

                  (d) Environmental Laws: Any and all federal, state, regional and local laws, statutes, codes, ordinances, regulations or rules (including, but not limited to, consent decrees and judicial or administrative orders or decrees or other legal requirements of any kind issued in connection with the Mortgaged Property) relating to pollution or contamination of the environment, Environmental Conditions, or the use, handling, generation, treatment, storage, disposal, manufacture or transport of Hazardous Substances, presently in effect or hereafter amended, modified or adopted from time-to-time during the Mortgage term including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA" or the "Federal Superfund Act") as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA") (42 U.S.C. ss. 9601-9675); the Resource Conservation and Recovery Act of 1976, as amended ("RCRA") (42 U.S.C. ss. 6901, et seq.); the Clean Water Act, as amended (33 U.S.C. ss. 1251, et seq.); the Clean Air Act, as amended (42 U.S.C. ss. 7401, et seq.); the Federal Insecticide, Fungicide and Rodenticide Act, as amended ("FIFRA") (7 U.S.C. ss. 136, et seq.); The Hazardous Materials Transportation Act, as amended (49

U.S.C. Section 1801, et seq.); the Toxic Substances Control Act (15 U.S.C. 2601, et seq.); the New Jersey Spill Compensation and Control Act, as amended (the "Spill Act") (N.J.S. 58:10-23.11, et seq.); the Industrial Site Recovery Act, as amended ("ISRA") (N.J.S. 13:1K-6, et seq.); the New Jersey Solid Waste Management Act, as amended (N.J.S. 13:1E-1, et seq.); the New Jersey Underground Storage of Hazardous Substances Act ("New Jersey UST Act"), as amended (N.J.S. 58:10A-21, et seq.); the New Jersey Water Pollution Control Act, as amended (N.J.S. 58:10A-1, et seq.); the New Jersey Air Pollution Control Act (N.J.S. 26:2C-1, et seq.); the Safe Drinking Water Act (33 U.S.C. 1251, et seq.); the New Jersey Worker and Community Right to Know Act (N.J.S. 34:5A-1, et seq.); and the New Jersey Toxic Catastrophe Prevention Act (N.J.S. 13:1-19, et seq.); and the rules and regulations promulgated thereunder.

                  (e) Hazardous Substances: Any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as listed, defined in or regulated under any Environmental Law, and also including, but not limited to, urea-formaldehyde, polychlorinated biphenyls, asbestos or asbestos-containing materials, nuclear or radioactive fuel or waste, explosives, known carcinogens, petroleum and petroleum products and "Regulated Medical Waste" as such term is defined at N.J.A.C. 7:26-3A.5. Notwithstanding the foregoing, for purposes of this Article VIII, Hazardous Substances shall not include de minimis quantities of janitorial and cleaning supplies or medical supplies and equipment and by-product used in or resulting from the ordinary course of Mortgagor's business in accordance with applicable law, including Environmental Laws.

                  (f) Regulatory Actions: Any claim, demand, action, request for information or proceeding brought, issued or instigated by any Governmental Authority in connection with or under the authority of any Environmental Law, including, without limitation, civil, criminal and/or administrative proceedings, and whether or not directing or requiring any action or compelling compliance with Environmental Laws or seeking costs, damages, penalties, expenses or injunctive relief.

                  (g) Release: The spilling, leaking, disposing, discharging, emitting, depositing, injecting, leaching, escaping, or threatened Release, however defined, and whether intentional or unintentional, of any Hazardous Substance.

                  (h) Third-Party Claims: Claims of third parties (other than Regulatory Actions) alleging damages arising from personal injury, property damage or damage to natural resources arising from or related in any way to Environmental Conditions on, at, under, emanating from, relating to or surrounding the Mortgaged Property.

                  Section 8.02. Representations and Warranties. Except as set forth in Schedule 8.02 and except as disclosed in the Environmental Report, the Mortgagor represents and warrants to the best of its knowledge as of the date hereof that:

                  (a) No part of the Mortgaged Property was ever used, nor is it being used now, as a landfill, dump or other disposal, storage, or treatment area for Hazardous Substances or as a gasoline service station or a facility with its primary operations involving the selling, dispensing, storing, transferring or handling of petroleum and/or petroleum products; and

                  (b) There are not now nor has there ever been located on the Mortgaged Property or in the buildings at the Mortgaged Property any (i) underground storage tanks, above ground storage tanks or any other vessels used or intended for the treatment, storage or disposal of Hazardous Substances, or
(ii) urea-formaldehyde materials, asbestos, asbestos-containing materials, polychlorinated biphenyls (PCBs) or nuclear fuels or wastes; and

                  (c) There has not been nor is there now occurring any Release of any Hazardous Substance on, at, under or emanating from the Mortgaged Property; and

                  (d) The Mortgagor's use, if any, and/or disposal, if any, of Hazardous Substances on the Mortgaged Property and/or disposal elsewhere, if any, of Hazardous Substances generated on or from the Mortgaged Property, has been in material compliance with all applicable Environmental Laws; and

                  (e) The Mortgaged Property and the use and operation thereof are currently, and at all times during the Mortgagor's occupancy, operation or control of the Mortgaged Property have been, in material compliance with all applicable Environmental Laws; and

                  (f) No Third-Party Claims and/or Regulatory Actions have been asserted or assessed against the Mortgagor and/or the Mortgaged Property, and no Third-Party Claims and/or Regulatory Actions are pending or, to the best of the Mortgagor's knowledge, threatened against the Mortgagor and/or the Mortgaged Property; and

                  (g) The Mortgaged Property is not listed in the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites or the New Jersey Department of Environmental Protection's known Contaminated Sites List, or any other similar list maintained by any federal, state or local Governmental Authority with respect to sites from which there is or has been a Release of any Hazardous Substance. The Mortgagor has not transported or arranged for the transportation of any Hazardous Substances generated from the Mortgaged Property to any location; and

                  (h) The Mortgagor has not received and is not in possession of any Environmental Documents which have not been made available by Mortgagor to the Mortgagee; and

                  (i) The Mortgaged Property has not been nor is now being used as a "Major Facility" as such term is defined in N.J.S. 58:10-23.11b. The Mortgagor will not use the Mortgaged Property in the future as a "Major Facility"; and

                  (j) There are no liens against the Mortgaged Property arising under any Environmental Law or based upon a Regulatory Action and/or Third-Party Claim; and further, no lien has been attached to any revenues or any real or personal property owned by the Mortgagor including, but not limited to, the Mortgaged Property, as a result of the Administrator of the New Jersey Spill Compensation Fund expending monies from said fund pursuant to N.J.S. 58:10-23.11g, and/or to pay for "Cleanup and Removal Costs" as such term is defined in N.J.S. 58:10-23.11b, arising from an intentional or unintentional action or omission of the Mortgagor; and

                  Section 8.03. Covenants.

                  (a) The Mortgagor will not permit or conduct on the Mortgaged Property the generation, treatment, manufacture, use, handling, storage or disposal of any Hazardous Substance, except in compliance with all applicable Environmental Laws. In addition, the Mortgagor will not permit the Mortgaged Property to be used for any of the purposes set forth in Section 8.02(a) hereof.

                  (b) The Mortgagor will promptly notify the Mortgagee in writing of any material existing, pending or threatened (i) investigation, inquiry, claim, demand or action by any Governmental Authority in connection with any Environmental Laws, (ii) Third-Party Claims, (iii) Regulatory Actions, and/or (iv) Environmental Conditions at, on, under, emanating from, relating to or surrounding the Mortgaged Property of which it has knowledge or notice.

                  (c) In the event that any Clean-Up of any Environmental Conditions on, at, under, emanating from, relating to or surrounding the Mortgaged Property is required to be undertaken by the Mortgagor by any Governmental Authority or under any applicable Environmental Laws as a result of or relating to any of the following, then the Mortgagor shall complete or cause to be completed, at its own expense, such Clean-up: (i) any Release of any Hazardous Substance on, at, under, emanating from, relating to or surrounding the Mortgaged Property or the presence of any Hazardous Substance which has come to be located on, at, under, relating to or surrounding the Mortgaged Property from another location; (ii) any injury to human health or safety or the environment by reason of the Environmental Condition of, or activities on or under, the Mortgaged Property; or (iii) any violation, or alleged violation, of any applicable Environmental Law.

                  (d) After the date of execution of this Mortgage, the Mortgagor shall, upon request, make available to the Mortgagee, so long as the Bonds are Outstanding (as defined in the Trust Indenture) and the Mortgagee has any interest in the Mortgaged Property, complete copies of any and all Environmental Documents.

                  (e) The Mortgagor will keep the Mortgaged Property free of any lien imposed pursuant to any Environmental Law. Without in any way limiting the generality of the foregoing, in the event that there shall be filed a lien against the Mortgaged Property by the New Jersey Department of Environmental Protection, pursuant to and in accordance with the provisions of the Spill Act (specifically, N.J.S. 58:10-23.11f(f)), as a result of the Administrator of the New Jersey Spill Compensation Fund having expended monies from said fund pursuant to N.J.S. 58:10-23.11g, or to pay for "Cleanup and Removal Costs," as such term is defined in N.J.S. 58:10-23.11b, arising from an intentional or unintentional action or omission of the Mortgagor, resulting in the Release of "Hazardous Substances," as such term is defined in N.J.S. 58:10-23.11b, into waters of the State of New Jersey or onto lands from which it might flow or drain into said waters, then the Mortgagor shall, within sixty (60) days from the date that the Mortgagor is given notice that the lien has been placed against the Mortgaged Property (or within such shorter period of time in the event that the State of New Jersey has commenced steps to cause the Mortgaged Property to be sold pursuant to the lien), either (i) pay the claim and remove the lien from the Mortgaged Property, or (ii) furnish to the Mortgagee either
(A) a bond satisfactory to the Mortgagee in the amount of the claim out of which the lien arises, (B) a cash deposit in the amount of the claim out of which the lien arises, or (C) other security reasonably satisfactory to the Mortgagee in an amount sufficient to discharge the claim out of which the lien arises.

                  (f) In the event the Mortgagee at any time (even after the occurrence of or during the continuance of any Event of Default under the Agreement or this Mortgage) reasonably believes or has knowledge of any actual or possible material violation of any Environmental Laws at the Mortgaged Property or the presence or threatened presence of any Environmental Conditions at, on, under, emanating from, relating to or surrounding the Mortgaged Property, the Mortgagor shall upon the written request of the Mortgagee have an environmental review or audit and report of the Mortgaged Property prepared for the Mortgagee. The duty of the Mortgagor to provide an environmental review or audit and report shall continue after the occurrence of and during the continuance of any Event of Default under the terms of this Mortgage or the Agreement.

                  (g) The Mortgagee may itself or by its employees, agents, contractors or representatives enter upon the Mortgaged Property for the purposes of conducting such soil, groundwater and chemical tests or other investigations, examinations, or analyses (hereafter referred to as "Investigation") as the Mortgagee may reasonably desire. The Mortgagee shall provide the Mortgagor with reasonable notice before entering the Mortgaged Property to conduct any such Investigation, and the Mortgagor shall cooperate fully in such Investigation.

                  (h) The Mortgagee and its employees, agents, contractors, consultants and/or representatives shall use reasonable efforts to conduct any such Investigation in a manner which does not unreasonably interfere with the Mortgagor's use of and operations on the Mortgaged Property, provided however that reasonable temporary interference with such use and operations is permissible if the Investigation cannot otherwise be reasonably and inexpensively conducted. In the event that this Mortgage is foreclosed, the Mortgagor shall deliver the Mortgaged Property to the Mortgagee free of all Hazardous Substances and in compliance with all Environmental Laws.

                  (i) The Mortgagor shall use its best efforts to assure compliance with all Environmental Laws by all lessees, tenants, subtenants, occupants, licensees, operators and users of the Mortgaged Property.

                  Section 8.04. Indemnities.

                  (a) The Mortgagor agrees to, and does hereby, indemnify, defend (with counsel reasonably acceptable to the Mortgagee) and hold harmless the Mortgagee, the Bondholders, their directors, officers, employees and agents (all being included in the word "Mortgagee" for the purposes of this Section 8.04(a)) from and against any and all claims, causes of action, damages, demands, fines, liabilities, losses, penalties, settlements, expenses and/or costs, however defined and of whatever kind or nature, known or unknown, (including, but not limited to, reasonable attorneys', consultants' and engineering fees and disbursements and sampling, monitoring or remediation costs, costs to effect compliance with Environmental Laws, costs of defense and interest) ("Losses") which may be asserted against, imposed upon, suffered or incurred by, the Mortgagee, arising out of or in any way related to or due to
(i) the Release of any Hazardous Substances at the Mortgaged Property or any Environmental Conditions on, at, under, emanating from, relating to or surrounding the Mortgaged Property, (ii) any injury to human health, safety or the environment (including wrongful death, personal injury, property damage or damage to natural resources) by reason of Environmental Conditions, or activities past or present, on, at, under, emanating from, relating to or surrounding the Mortgaged Property; (iii) any violation, or alleged violation, of any Environmental Law; (iv) any material misrepresentation by the Mortgagor which relates to Environmental Conditions in this Mortgage and/or the Agreement or in any other documents or materials furnished by the Mortgagor to the Mortgagee and/or its representatives in connection with the issuance of the Bonds; (v) any breach of any representation or warranty set forth in Section
8.02 hereof; (vi) any breach of, or other failure to comply with, or any default after expiration of applicable grace and cure periods under, any provision of
Section 8.03 of this Mortgage; (vii) any Regulatory Action or Third-Party Claim arising from or relating to any Release or any Environmental Conditions on, at, under, emanating from, relating to or surrounding the Mortgaged Property, except to the extent such Regulatory Action or Third-Party Claim arises from or relates to the negligent acts or omissions of the Mortgagee (including its agents) or its successors or assigns including any transferee of the title of the Mortgagee or any subsequent purchaser at a foreclosure; or (viii) any lien imposed upon the Mortgaged Property in favor of any Governmental Authority as a result of the presence, disposal or Release of Hazardous Substances or any other Environmental Conditions on, at, under, emanating from, relating to or surrounding the Mortgaged Property. The duty of the Mortgagor to indemnify, defend, and hold harmless the Mortgagee includes, but is not limited to, proceedings or actions commenced by any person (including, but not limited to, any Governmental Authority or entity) before any court or administrative agency. The Mortgagee also shall have the right to join and participate in, if it so elects, any legal proceedings or actions initiated in connection with any Losses and to have its reasonable attorneys' fees and expenses in connection therewith paid by the Mortgagor.

                  (b) If the Mortgagor fails to initiate and diligently pursue to completion any Clean-Up required at or with respect to the Mortgaged Property by any Governmental Authority or under any applicable Environmental Laws and such failure continues for thirty (30) days after the Mortgagee provides the Mortgagor written notice thereof (provided however, that if such Clean-Up requires work to be done, actions to be taken or conditions to be remedied which by their nature cannot be fully done, taken or remedied, as the case may be, within such thirty (30) day period, then no such failure shall be deemed to have occurred with respect to any such work, actions or remediation so long as the Mortgagor commences performance of any such work, actions or remediation within such thirty (30) day period and thereafter diligently and continuously prosecutes same to completion), the Mortgagee may, in its sole discretion, (i) upon prior written notice to the Mortgagor, cause the Clean-Up of any Hazardous Substance or other Environmental Conditions on, at, under, emanating from, relating to or surrounding the Mortgaged Property; (ii) pay on behalf of the Mortgagor any Losses imposed on the Mortgagor as a result of any Regulatory Actions; (iii) make any other payment or perform any other reasonable act which will prevent a Lien in favor of any Governmental Authority from attaching to the Mortgaged Property; or (iv) pay, on behalf of the Mortgagor, any Losses imposed on the Mortgagor as a result of any Third-Party Claims or any one or more of the foregoing. The costs of such Clean-Up and/or exercise of the remedies hereinabove set forth by the Mortgagee shall be added to the indebtedness under the Agreement (whether or not any court or Governmental Authority has ordered the Clean-Up) and said costs shall become due and payable, with interest thereon, at the Default Rate. After the occurrence of an Event of Default hereunder, the Mortgagor shall give the Mortgagee and its employees, agents, contractors and representatives, access to the Mortgaged Property to conduct any Clean-Up that the Mortgagee, in its sole discretion, deems appropriate; however, the Mortgagee has no affirmative obligation to conduct any such Clean-Up, and this Mortgage and the Agreement shall not be construed as creating any such obligation or any liability on the part of the Mortgagee.

                  (c) Any partial exercise by the Mortgagee of the remedies set forth in Section 8.04(b) hereof, or any partial undertaking on the part of the Mortgagee to cure the failure of the Mortgagor to comply with any Environmental Laws, shall not obligate the Mortgagee to complete the actions taken or require the Mortgagee to expend further sums to cure such noncompliance; nor shall the exercise of any such remedies operate to place upon the Mortgagee any responsibility for the operation, control, care, management or repair of the Mortgaged Property or make the Mortgagee, or be construed to deem the Mortgagee to be, an "owner" or "operator" of the Mortgaged Property within the meaning of or under any Environmental Laws. The Mortgagee, by making any such payment or incurring any such costs, shall be subrogated to any rights of the Mortgagor to seek reimbursement from any third parties including, without limitation, a predecessor-in-interest to the Mortgagor's title to the Mortgaged Property, who may be a "responsible party" or otherwise liable for any or all of such payments or costs under any Environmental Laws, common law, equity or contract.

                  Section 8.05. General.

                  (a) The representations, warranties, covenants and indemnities contained in this Article VIII shall continue after and survive the execution and delivery of this Mortgage, the discharge of the Bonds, the discharge of this Mortgage, the payment in full of the Bonds and any foreclosure of this Mortgage and any acquisition of title to the Mortgaged Property by the Mortgagee and they shall be deemed continuing representations, warranties and indemnities for the benefit of the Mortgagee and any successors and assigns of the Mortgagee, including any transferee of the title of the Mortgagee or any subsequent purchaser at a foreclosure sale, and any subsequent owner of the Mortgaged Property claiming through or under the title of the Mortgagee.

                  (b) The representations and warranties of the Mortgagor in this Article VIII are based on its investigations of the Mortgaged Property, and the Mortgagee is entitled to rely thereon notwithstanding any independent investigations by the Mortgagee or its employees, agents, contractors or representatives.

                  (c) The Mortgagor and its successors and assigns, hereby forfeit and forever waive, release and agree not to make any claim or bring any cost recovery action against the Mortgagee arising out of any of the matters described in Section 8.04 hereof under CERCLA, or any equivalent State of New Jersey or local law, or any other Environmental Laws, except to the extent such claim or action arises or results from the acts or omissions of the Mortgagee or its successors or assigns after any foreclosure pursuant to the terms hereof. It is expressly understood and agreed that to the extent that the Mortgagee is strictly liable under any such law, statute, code, ordinance, regulation, rule or other requirement, the indemnification obligation of the Mortgagor to the Mortgagee under this Article VIII shall likewise be without regard to fault on the part of the Mortgagor with respect to any violation or condition which results in any liability to the Mortgagee.

                  (d) The Mortgagee's rights and remedies against the Mortgagor under this Article VIII shall be in addition to and not in lieu of all other rights and remedies of the Mortgagee under this Mortgage, the Agreement and the other Loan Documents, at law or in equity.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

                  Section 9.01. Construction Mortgage. This Mortgage secures future advances to be used in part for construction of any Capital Additions. Accordingly, this Mortgage constitutes a "construction mortgage" as defined in N.J.S.A 12A:9-313(1)(c).

                  Section 9.02. No Obligation of the Mortgagee. Neither the acceptance by the Mortgagee of the assignment granted in Section 7.01 hereof, or the security interest granted in Section 6.01 hereof, nor the granting of any other right, power, privilege or authority in this Mortgage, nor the exercise of any of the aforesaid, shall:

                  (a) prior to the taking of possession of the Mortgaged Property by the Mortgagee be deemed to constitute the Mortgagee as a "Mortgagee in Possession"; or

                  (b) at any time thereafter, obligate the Mortgagee:

                           (i) to appear and defend any action or proceeding
                  relating to the Mortgaged Property;

                           (ii) to take any action hereunder;

                           (iii) to expend any money or incur any expenses to
                  perform or discharge any obligation, duty or liability with respect to any lease or agreement or with respect to the Personalty, Fixtures, Rents or any other portion of the Mortgaged Property;

                           (iv) to assume any obligation or responsibility for
                  any deposits which are not physically delivered to the Mortgagee; or

                           (v) for any injury or damage to any person or
                  property sustained in or about the Mortgaged Property.

                  Section 9.03. Mortgagor's Attorney-in-Fact. The Mortgagor will pay all costs of filing any financing, continuation or termination statements with respect to the security interests created by this Mortgage and shall make, execute and deliver or cause to be made, executed or delivered to the Mortgagee, any further instruments, mortgages, conveyances, deeds, certificates and other documents as may, in the opinion of the Mortgagee, be reasonably necessary or desirable in order to effectuate, complete, confirm, or perfect or to continue to preserve the Lien of this Mortgage; and the Mortgagee is hereby appointed as the Mortgagor's attorney-in-fact to do, at the Mortgagee's option and at the Mortgagor's expense, all acts and things which the Mortgagee may deem necessary to perfect and continue to perfect the Lien and security interests created by this Mortgage and to protect the Mortgaged Property. The Mortgagee may execute, sign, endorse, transfer or deliver, in the name of the Mortgagor, notes, checks, drafts or other instruments for the payment of money and receipts, certificates of origin, certificates of title, applications for certificates of title, or any other documents necessary to evidence, perfect or realize upon the Liens and security interests created or secured by this Mortgage. This authority shall be considered a power coupled with an interest and shall be irrevocable until all the amounts due under the Agreement secured hereby shall have been paid in full.

                  Section 9.04. Damage, Destruction, Condemnation and Eminent Domain. Should the Mortgaged Property or any part thereof, including any easements or appurtenances thereof, be taken, destroyed or damaged, permanently or temporarily, by reason of any public improvement or the exercise of the power of eminent domain or purchase under threat of condemnation proceedings for the public use of the Mortgaged Property or any part thereof, including any sale or proceeding in lieu of condemnation, or fire or any other cause, all Proceeds of any such damage, destruction, condemnation or taking shall be applied as provided in the Agreement. The Mortgagor further agrees to give the Mortgagee immediate notice of the actual or, to its knowledge, threatened commencement of any such proceedings under condemnation or eminent domain and will deliver to the Mortgagee copies of any and all papers served in connection therewith. The Mortgagor agrees to execute such further assignments of any Proceeds, rights of action and proceedings as the Mortgagee may request. Notwithstanding any taking by eminent domain, alteration of the grade of any street or other injury to or decrease in value of the Mortgaged Property, the Mortgagor shall continue to pay the amounts due under the Agreement until any such Proceeds shall have been actually received by the Mortgagee and any reduction in the amounts due under the Agreement resulting from the application by the Mortgagee shall be deemed to take effect only on the date of such receipt.

                  Section 9.05. No Waiver by the Mortgagee. By accepting payment of any sum secured hereby after its due date, the Mortgagee does not waive any late charge thereon not then paid or its right either to require prompt payment when due of all other sums so secured or to declare a default for the Mortgagor's failure to pay when any amount is due.

                  Section 9.06.  Satisfaction.

                  (a) Except for the provisions which by their express terms survive termination of this Mortgage, this Mortgage and the Lien and security interests created hereby shall be null and void and extinguished, and the Mortgagee shall execute and record a satisfaction of this Mortgage and the Mortgagor shall be released from the covenants, agreements and obligations of the Mortgagor contained herein upon the payment and performance of all amounts due under the Agreement secured hereby.

                  (b) The recitals in such satisfaction of any matters or facts shall be conclusive proof against all Persons of the truthfulness thereof. The execution and recordation of a satisfaction of this Mortgage by the Mortgagee shall be sufficient to extinguish all interests of the Mortgagee and its legal representatives, successors and assigns.

                  Section 9.07. Notices. All communications under or in connection with this Mortgage shall be in writing and shall be mailed by certified mail, return receipt requested or by overnight express mail with notice for receipt, or otherwise sent by telex, telegram, telecopy or similar form of rapid transmission, or by telephone confirmed by mailing (in the manner stated above) of written confirmation at substantially the same time as such rapid transmission, or personally delivered to an office of the receiving party. All such communications shall be mailed, sent or given to the following addresses:

                  If to the Mortgagor, to:

                  Able Laboratories, Inc.
                  6 Hollywood Court
                  South Plainfield, New Jersey 07080
                  Attention:  Chief Financial Officer

                  If to the Mortgagee:

                  New Jersey Economic Development Authority
                  P.O. Box 990
                  36 West State Street
                  Trenton, New Jersey 08625
                  Attention: Managing Director of Investment Banking

                  Section 9.08. Amendment and Waiver. No amendment or waiver of any provision of this Mortgage nor consent to any departure by the Mortgagor therefrom shall in any event be effective unless the same shall be in writing and signed by the Mortgagee and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  Section 9.09. Payment of Costs and Expenses of Mortgagee. The Mortgagor shall promptly pay upon demand all reasonable expenses and costs incurred by the Mortgagee, including reasonable attorneys' fees and expenses in connection with (a) any action, proceeding, litigation or claim instituted or asserted by or against the Mortgagee or in which the Mortgagee becomes engaged, wherein it becomes necessary in the opinion of the Mortgagee to defend or uphold the Lien of this Mortgage, or the validity or effectiveness of any assignment or any claim, award, payment, property damage insurance policy or any other right or property conveyed, encumbered or assigned by the Mortgagor to the Mortgagee hereunder, or the priority of any of the same, and (b) the exercise or enforcement of any other rights or remedies of the Mortgagee hereunder, and in any case, all such expenses and costs may be added to and become part of the principal indebtedness of the Mortgagor hereunder, bear interest at the Default Rate, and be secured in all respects hereby as if part of the principal indebtedness of the Mortgagor hereunder and under the Agreement.

                  Section 9.10. Taxation of the Amounts Due Under Agreement and Mortgage. If at any time before the amounts due under the Agreement hereby secured are fully paid, any law of the State of New Jersey be enacted deducting from the value of the Mortgaged Property for the purposes of taxation the amount of any Lien thereon, or imposing upon the Mortgagee the payment of the whole or any part of the Impositions herein required to be paid by the Mortgagor or revising or changing in any way the laws relating to the taxation of mortgages or debts secured by mortgages or the Mortgagee's interest in the Mortgaged Property or the manner of collection of taxes, so as to affect adversely this Mortgage or the debt hereby secured, or the owner and holder thereof in respect thereto, then, and in any such event, the Mortgagor upon demand by the Mortgagee, shall pay such Impositions or reimburse the Mortgagee therefor; provided, however, that if, in the written opinion of counsel for the Mortgagee, (a) it would be unlawful to require the Mortgagor to make such payment; or (b) the making of such payment might result in the imposition of interest beyond the Highest Lawful Rate, then, in such event, the Mortgagee may elect, by notice in writing given to the Mortgagor, to declare all of the amounts due under the Agreement secured hereby to be and become due and payable within sixty (60) days from the giving of such notice. Notwithstanding the foregoing, it is understood and agreed that the Mortgagor is not obligated to pay any portion of the Mortgagee's federal or State income taxes.

                  Section 9.11. No Credit for Taxes. The Mortgagor will not claim or demand or be entitled to receive any credit or credits on the amounts due under the Agreement for so much of the taxes assessed against said Mortgaged Property as is equal to the tax rate applied to the amounts due under the Agreement due on this Mortgage or any part thereof, and no deduction shall be claimed from the taxable value of said Mortgaged Property by reason of this Mortgage.

                  Section 9.12. Due on Sale; Assignability. The Mortgagor acknowledges that the transfer of the Mortgaged Property could significantly and materially alter, impair and reduce the Mortgagee's security for the unpaid amounts due under the Agreement. The Mortgagor agrees, except as permitted in the Agreement, not to, directly or indirectly, transfer the Mortgaged Property, or any portion thereof, or any interest therein, without the prior written consent of the Mortgagee. In the event the Mortgagor, or any successor in interest of the Mortgagor, shall transfer the Mortgaged Property, or any portion thereof, or any interest therein, to any Person without complying with the terms of the Agreement, all unpaid amounts due under the Agreement, the payment of which is secured by this Mortgage shall at the option of the Mortgagee and without notice or demand, become immediately due and payable, and, in addition, upon any such prohibited transfer, such transfer shall be deemed to be an "Event of Default" hereunder. Consent to one such transaction shall not be deemed to be a waiver of the right to require consent to future or successive transactions. As used herein, "transfer" includes the sale, transfer or conveyance of the Mortgaged Property, or any portion thereof, or any interest therein, whether voluntary, involuntary (except by eminent domain), by operation of law or otherwise or the sale or transfer of any legal or beneficial interest in the Mortgagor. The Mortgagee shall have the right to assign this Mortgage to the Trustee as provided in Section 2.02 hereof. All of the rights, privileges, remedies and options given to the Mortgagee hereunder shall inure to the benefit of its successors and assigns; and all the terms, conditions, promises, covenants, provisions and warranties of this Mortgage shall inure to the benefit of and shall bind the representatives, successors and assigns of the Mortgagee and the Mortgagor.

                  Section 9.13. Severability. Any provision of this Mortgage which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

                  Section 9.14. Governing Law. This Mortgage shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to conflicts of laws.

                  Section 9.15. Future Advances. This Mortgage shall secure the amounts due under the Agreement and any future or protective advances made hereunder or under the Agreement.

                  Section 9.16. Headings. Section headings in this Mortgage are included herein for convenience of reference only and shall not constitute a part of this Mortgage for any other purpose.

                  Section 9.17. Entire Agreement. This Mortgage constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes and is full substitution for any and all prior agreements and understandings between said parties related to such transactions.

                  Section 9.18. Time of the Essence. Time is strictly of the essence under this Mortgage and any amendment, modification or revision hereof.

                  Section 9.19. Further Action By Mortgagor. The Mortgagor shall at its expense promptly upon request of the Mortgagee do all acts and things, including, but not limited to, the execution of any further assurances deemed necessary by the Mortgagee, to establish, confirm, maintain, protect and continue the Lien created and intended to be created hereby, all assignments made or intended to be made pursuant hereto and all other rights and benefits conferred or intended to be conferred on the Mortgagee hereby, and the Mortgagor shall pay all reasonable costs incurred by the Mortgagee in connection therewith, including all filing and recording costs, cost of searches, and reasonable attorneys' fees incurred by the Mortgagee.

                  Section 9.20. Advances by Mortgagee. The Mortgagee may, but is not obligated to, pay any sum or perform any other obligation for the account of the Mortgagor which the Mortgagor has failed to pay or perform (including, but not limited to, procuring insurance), and sums so spent by the Mortgagee shall be added to the principal sum secured by this Mortgage and be repayable by the Mortgagor on demand, and shall bear interest from the date of advance by the Mortgagee equal to the Default Rate.

                  Section 9.21. Invalid Provision Disregarded. If any term or provision of this Mortgage or the application thereof to any Person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Mortgage or the application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Mortgage shall be valid and be enforced to the fullest extent permitted by law.

                  Section 9.22. Inspection and Repairs by the Mortgagee. The Mortgagor will permit the Mortgagee and the Mortgagee's representatives to enter the Mortgaged Property at reasonable times upon prior written notice to inspect the same; provided that the Mortgagee shall not be obligated to do so, either directly or through its representatives. Such right of access shall include, without limitation, the right to enter upon the Mortgaged Property to conduct such tests, analyses, environmental audits, inspections and borings as the Mortgagee may deem necessary or advisable, in its reasonable discretion. In case of any breach or default by the Mortgagor in its maintenance and repair obligations with respect to the Mortgaged Property under the Agreement, the Mortgagee may, at its option, enter the Mortgaged Property to protect, restore or repair any part thereof, but the Mortgagee shall be under no obligation to do so.

                  Section 9.23. Assignment. The Mortgagor agrees that this Mortgage will be assigned by the Mortgagee to the Trustee as provided in Section
2.02 hereof, subject to the reservation of certain rights by the Mortgagee; and may be further assigned to any successor Trustee as provided in the Indenture.

                  IN WITNESS WHEREOF, this First Leasehold Mortgage, Security Agreement, Assignment of Rents and Financing Statement has been duly executed as of the day and year first above written.

[SEAL]

ATTEST:                                     ABLE LABORATORIES, INC.


By: ___________________                     By:________________________________

STATE OF NEW JERSEY        )
                           ) ss:
COUNTY OF ESSEX            )

         BE IT REMEMBERED that on this _____ day of _______, 1999, before me, the subscriber, personally appeared _____________, the _________ of ABLE LABORATORIES, INC., a corporation duly organized and validly existing under the laws of the State of New Jersey, who, I am satisfied, is the person who has signed the within instrument, and I having first made known to him the contents thereof he thereupon acknowledged that he signed, sealed with the corporate seal and delivered the said instrument in his capacity as an officer of such corporation, and that the within instrument is the voluntary act and deed of said corporation, made by virtue of authority from its Board of Directors.



                                                   ____________________________

(NOTARIAL SEAL)

                                  SCHEDULE 8.02

                                    EXHIBIT A

                             [Property Description]












                                       A-1